Exhibit 99.3

CONSENT OF RBC CAPITAL MARKETS, LLC

The Board of Directors

Sonida Senior Living, Inc.

14755 Preston Road, Suite 810

Dallas, Texas 75254

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated November 4, 2025, to the Board of Directors of Sonida Senior Living, Inc. (“SNDA”) as Annex B to, and reference to such opinion letter under the headings “SUMMARY — Opinion of SNDA’s Financial Advisor” and “THE TRANSACTIONS — Opinion of SNDA’s Financial Advisor” in, the joint proxy statement/prospectus relating to the proposed transaction involving SNDA and CNL Healthcare Properties, Inc., which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of SNDA (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ RBC Capital Markets, LLC

RBC Capital Markets, LLC

December 17, 2025